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                                                                   Exhibit 1(c)

                               THE DLB FUND GROUP

                                 AMENDMENT NO. 2

                       AGREEMENT AND DECLARATION OF TRUST


         The undersigned, being at least a majority of the Trustees of The DLB Fund Group, a Massachusetts business trust, created and existing under an Agreement and Declaration of Trust dated August 1, 1994, as amended by Amendment No. 1 thereto dated May 16, 1996 (the "Agreement"), a copy of which is on file in the Office of the Secretary of State of The Commonwealth of Massachusetts, do hereby direct that this Amendment No.2 be filed with the Secretary of State of The Commonwealth of Massachusetts and do hereby amend to read in its entirety the first sentence of Section 6 of Article III of the Agreement as follows:
         "Without limiting the authority of the Trustees set forth in Section 5, INTER ALIA, to establish and designate any further Series or Classes or to modify the rights and preferences of any Series or Classes, the "DLB Fixed Income Fund", the "DLB Global Small Capitalization Fund", the "DLB Value Fund", the "DLB Mid Capitalization Fund", the "DLB Quantitative Equity Fund", the "DLB Global Bond Fund" and the "DLB Growth Fund" shall be, and hereby are, established and designated as separate Series of the Trust."

         The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.


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         IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and our successors and assigns this 17th day of December, 1997.

                                                     /S/RONALD E. GWOZDZ
                                                     ----------------------
                                                     Ronald E. Gwozdz

                                                     /S/CHARLES E. HUGEL
                                                     ----------------------
                                                     Charles E. Hugel

                                                     /S/RICHARD A. NENNEMAN
                                                     ----------------------
                                                     Richard A. Nenneman

                                                     /S/ RICHARD J. PHELPS
                                                     ----------------------
                                                     Richard J. Phelps

                                                     /S/ PETER C. THOMPSON
                                                     ----------------------
                                                     Peter C. Thompson



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COMMONWEALTH OF MASSACHUSETTS               )
                                            )        ss:
COUNTY OF MIDDLESEX                         )


         Then personally appeared before me each of the above-named Trustees and acknowledged the foregoing instrument to be their free act and deed.


Dated:  December 17, 1997                   /S/
                                            -----------------------------
                                            Notary Public

                                            My Commission Expires:




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